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                                                                    Exhibit 23.3

                                                                 [LOGO] ANDERSEN


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 10, 2000 on the Astarte Fiber Networks, Inc. financial statements for the year ended December 31, 1999 and 1998 included in the Registration Statement on Form S-1 filed on May 17, 2001 which is incorporated by reference in Amendment No. 1 to the Tellium Inc. Form S-8 dated November 14, 2001 and to all references to our Firm included in this registration statement.

                                                  /s/ Arthur Andersen LLP


Denver, Colorado
   November 14, 2001.